STOCK PURCHASE AGREEMENT


      This STOCK PURCHASE AGREEMENT (this "Agreement") is dated this 28th day of January, 1997 by and between IGT, a Nevada corporation (the "Buyer"), and Acres Gaming, Inc., a Nevada corporation (the "Seller").

      WHEREAS, the Buyer desires to purchase and the Seller desires to sell certain amounts of its Series A Convertible
Preferred Stock (the "Preferred Stock"), as hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Buyer and the Seller agree as follows:

1.   PURCHASE AND SALE

      Subject to the terms and conditions set forth in this Agreement, at the closing referred to in Section 5 hereof, the Seller will initially sell and transfer to the Buyer, and the Buyer may purchase a maximum of 519,481 shares of the Preferred Stock.

2.   TERMS OF THE PREFERRED STOCK

     The rights and preferences of the Preferred Stock (including any Preferred Stock issued in connection with the payment of dividends, as contemplated below) shall be as set forth in the Seller's Certificate of Designation, a copy of which is attached hereto as Exhibit "A".

3.   PURCHASE PRICE

     The Buyer shall pay to the Seller, as the purchase price for the Preferred Stock (the "Stock Purchase Price") $9.62 per share.
The stock purchase price shall be paid in the manner provided  in
Section 5 hereof.

4.   BUYER'S PURCHASE OF ADDITIONAL SHARES

      The Buyer may purchase from Seller on the same terms and conditions set forth in Sections 2 and 3 above, up to 519,480 additional shares of the Preferred Stock, in increments not less than 103,896 shares, as determined solely by the Buyer, if purchased on or before August 8, 1997.

5.   CLOSING

5.1  Time and Place

      The  Closing of the transfer and delivery of the documents

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and  instruments  necessary to consummate the purchase  and sale contemplated by this Agreement (the "Closing") shall be held at the offices of Seller's Counsel on January 28, 1997, or at such other time or place as the Buyer and the Seller may agree. The date on which the Closing is actually held hereunder is sometimes
referred        to       herein       as       the "Closing
Date". The date or dates, if any, on which the Closing with respect to the additional shares of Preferred Stock shall occur is referred to herein as the "Additional Shares Closing Date" and shall occur five business days after Buyer gives Seller written notice of its desire to purchase additional share of Preferred Stock as permitted by Section 4 of this Agreement.

5.2  Conditions of Buyer's Obligations at Initial Closing

      The obligations of Buyer under Section 1 of this Agreement are subject to the fulfillment at or before the Closing Date of each of the following conditions:

     5.2A Representations and Warranties True at Series A Closing

           Except for changes contemplated by this Agreement, the representations and warranties of Seller contained in Section 6 hereof shall be true when made and shall be true on and as of the Closing Date with the same effect as though such representations had been made on and as of the Closing Date.

     5.2B Performance

           Seller shall have performed and complied with all agreements and conditions contained herein required to be performed and complied with by it on or before the Closing Date, and, without limiting the generality of the foregoing, shall have obtained all consents, approvals, authorizations, registrations
and   qualifications  required  to  complete   the transactions
contemplated hereby.

     5.2C Compliance Certificate

          There shall have been delivered to Buyer a certificate, dated the Closing Date, signed by Seller's President, certifying that the conditions specified in Sections 5.2A and 5.2B have been performed and complied with in all respects.

     5.2D Proceedings and Documents

           All corporate and other proceedings in connection with the transactions contemplated at the closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer.

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     5.2E Registration Rights Agreement

           Buyer  and  Seller  shall enter into  a Registration
Rights Agreement in the form of Exhibit "B" hereto.

     5.2F Blue Sky

           Seller shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Preferred Stock, and the Common Stock issuable upon conversion of the Preferred Stock.

     5.2G Opinion of Counsel

          There shall have been delivered to Buyer the opinion of Seller's counsel dated the Closing Date in the form attached hereto as Exhibit "C".

     5.2H Employment Contract

           The Employment Contract dated as of July 1, 1996 between Seller and John Acres shall be in full force and effect and shall not have been amended or modified.

     5.2I Amendment of Articles of Incorporation

          The Articles of Incorporation of Seller shall have been amended to authorize the issuance of the Preferred Stock and such amendment shall have received the required approval of the shareholders of Seller. Seller shall have delivered to Buyer stock certificate(s) representing 519,481 shares of Preferred Stock.

     5.2J No Prohibition

           Neither the consummation nor the performance of this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Seller or any person or entity affiliated with Seller to suffer any material adverse consequence under (a) any applicable legal requirement or order, or (b) any legal requirement or order that has been published, introduced, or otherwise formally proposed by or before any governmental body, and no proceeding challenging the transaction contemplated herein shall be pending or threatened.

     5.2K Other Agreement(s)

      The Seller and Buyer shall have entered into an appropriate technology agreement(s), which shall be reasonably satisfactory in form and substance to both parties.

5.3  Conditions of the Seller's Obligations at Initial Closing

      The obligations of Seller under Section 1 of this Agreement are subject to the fulfillment at or before the Closing Date of each of the following conditions:

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     5.3A Representations and Warranties True at Series A Closing

            The representations and warranties of the Buyer contained in Section 7 hereof shall be true when made and shall be true on and as of the Closing Date with the same effect as though said representations and warranties had been made on and as of the Closing Date.

     5.3B Payment

           Buyer shall have made payment to Seller by check or wire transfer in the amount of $5,000,004.60.

     5.3C Performance

           Buyer shall have performed and complied with all agreements and conditions contained herein required to be performed and complied with by it on or before the Closing Date, and, without limiting the generality of the foregoing, shall have obtained all consents, approvals, authorizations, registrations
and   qualifications  required  to  complete   the transactions
contemplated hereby.

     5.3D Compliance Certificate

            There   shall  have  been  delivered  to Seller   a
certificate, dated the Closing Date, signed by Buyer's President, certifying that the conditions specified in Sections 5.3A and 5.3C have been performed and complied with in all respects.

     5.3E Proceedings and Documents

           All corporate and other proceedings to be conducted by Buyer in connection with the transactions contemplated at the closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller.

     5.3F No Prohibition

           Neither consummation nor the performance of this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Seller or any person or entity affiliated with Seller to suffer any material adverse consequence under (a) any applicable legal requirement or order, or (b) any legal requirement or order that has been published, introduced, or otherwise formally proposed by or before any governmental body, and no proceeding challenging the transaction contemplated herein shall be pending or threatened.

     5.3G Other Agreement(s)

      The Seller and Buyer shall have entered into an appropriate technology agreement(s), which shall be reasonably satisfactory

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in form and substance to both parties.

5.4   Conditions  of  Buyer's Obligations  at  Additional Shares
Closing Date(s)

      The obligations of the Buyer to purchase additional shares of Preferred Stock after giving notice of its intention to do so is subject to the fulfillment at or before the Additional Shares Closing Date of each of the following conditions each of which may be waived at its sole discretion.

      5.4A  Representations  and Warranties  True  at Additional
Shares Closing Date

           The representations and warranties of Seller contained in Section 6 hereof shall be true when made and shall be true on and as of the Additional Shares Closing Date with the same effect as though such representations and warranties had been made on and as of the initial Closing Date, except for changes occurring since the initial Closing Date, none of which changes shall have had a material and adverse affect on the business, properties or prospects of the Seller, and for changes in the capitalization of Seller occurring as a result of the issuance of the Preferred Stock.

     5.4B Performance

           Seller shall have performed and complied with all agreements and conditions contained herein required to be performed and complied with by it on or before the Additional
Shares Closing Date.

     5.4C Blue Sky

           Seller shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom required by any state for the offer and sale of the additional shares of Preferred Stock, and Common Stock issuable upon conversion of such shares of Preferred Stock.

     5.4D Opinion of Counsel

          There shall have been delivered to Buyer the opinion of counsel to Seller, dated the Additional Shares Closing Date, substantially in the form attached hereto as Exhibit C with appropriate changes to reflect the fact that additional shares of Preferred Stock are being issued.

6.   REPRESENTATIONS AND WARRANTIES OF SELLER

      Except as set forth in the Schedule of Exceptions, attached hereto as Schedule 6.0, Seller represents and warrants to Buyer as follows:

6.1  Organization of the Seller; Authority

     The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Seller has all requisite power, authority, and capacity to execute and deliver this Agreement and all other agreements, documents, and instruments contemplated hereby and to carry out all actions required of it pursuant to the terms of this Agreement, and this Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

6.2  Title to Preferred Stock

      All of the shares of the Preferred Stock, when duly authorized and issued to Buyer, will be free and clear of any security interest, liens, claims, charges, encumbrances of any kind, or restrictions against the transfer or assignment thereof imposed by Seller, except as imposed by applicable securities laws, gaming laws and Section 7.7 and Section 9.2.

6.3  No Conflict

      After giving effect to the proposed amendment to the Articles of Incorporation, and after Seller authorizes the issuance of the Preferred Stock, neither the execution and delivery of this Agreement nor the consummation or performance of it will, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of
(A) any provision of the organizational documents of the Seller, or (B) any resolution adopted by the board of directors or the stockholders of Seller, or (C) any mortgage, indenture, contract, agreement, instrument, judgment, decree or order, to which Seller is bound or any statute, rule or regulation applicable to Seller.

6.4  Conformity to Law

      The Seller has materially complied with, and is in material compliance with, (a) all material laws, statutes, governmental regulations, and all material judicial or administrative tribunal
orders,   judgments,  writs,  injunctions,  decrees,  or similar
commands   applicable   to  its  business   (including, without
limitation,   any  labor,  environmental,  occupational health,
zoning,  or other law, regulation or ordinance); (b) all material
unwaived   terms  and  provisions  of  all  material contracts,
agreements, and indentures to which the Seller is a party, or by which the Seller is subject; and (c) its charter documents and Bylaws, each as amended to date. The Seller has not committed, been charged with, or been under investigation with respect to, nor does there exist, any material violation of any material provision of any federal, state, or local law or administrative regulation in respect of its business.

6.5  Patents, Trademarks, etc.

      Seller owns or has the right to use, free and clear of all liens, charges, claims and restrictions, all trademarks, service marks, trade names, copyrights, proprietary information, licenses and rights necessary to its business as now conducted, and will not, to Seller's knowledge, when so acting, infringe upon or otherwise act adversely to the right or claimed right of any person under or with respect to any of the foregoing. Seller has not received any communications alleging that Seller has violated or, by conducting its business as proposed, would violate, the proprietary or intellectual property rights of any other person
or   entity  and  Seller  is  not  aware  of  any  violation or infringement by a third party of any of Seller's licenses, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights.

6.6  Registration Rights

      Except  as  set  forth in Schedule 6.0 and contemplated  by
Section 5.2E of this Agreement, Seller is not under any obligation to "register" any of its outstanding securities or any of its securities which may hereafter be issued. For purposes of this Agreement, the term "register" refers to a registration effected by filing a registration statement in compliance with the Securities Act of 1933, as amended or the securities laws of any state.

6.7  Capitalization

      The authorized capital of Seller consists of (or will consist of prior to the initial Closing Date):
     (a) Preferred Stock: 20,000,000 shares of preferred stock, $.01 par value, 1,038,961 of which will have been designated Series A Convertible Preferred Stock. The rights, privileges and preferences of the Series A Convertible Preferred Stock will be as stated in the Certificate of Designation.
     (b) Common Stock: 50,000,000 shares of Common Stock, $.01 par value. As of December 6, 1996, there are 8,071,856 issued and outstanding shares of Seller's Common Stock.

      Except (i) as set forth on Schedule 6.0 hereto and (ii) with regard to the Preferred Stock to be sold hereunder, no options, calls, warrants, conversion on privileges, preemptive rights, rights of first refusal or other commitments or rights, of any character whatsoever, are outstanding or in existence with respect to the purchase or other acquisition of any of the authorized but unissued capital stock of Seller.

6.8  Financial Statements

      Seller has delivered to Buyer: (a) audited consolidated balance sheets as at June 30 in each of the years 1993 through
1996,   and  the  related  audited  consolidated  statements of
operations, stockholders' equity, and cash flows for each of the fiscal years then ended, together with the reports thereon of Arthur Andersen, independent certified public accountants; and

(b) an unaudited consolidated balance sheet as of September 30, 1996 (the "Interim Balance Sheet") and the related unaudited statements of operations, stockholders' equity and cash flow for the nine months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow as at the respective dates of and for the period referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes.

6.9  Books and Records

      The books of account, minute books, stock record books, and other records of the Seller, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books contain accurate and complete records of all
meetings   held   of,  and  corporate  action   taken   by, the
stockholders, the Board of Directors, and committees of the Board of Directors, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

6.10 No Undisclosed Liabilities

     The Seller has no material liabilities or obligations of any
nature   which   are  required  to  be  disclosed  in financial
statements, including footnotes thereto, prepared in accordance with GAAP (whether known or unknown and whether absolute, accrued, contingent, or otherwise ) except for liabilities or obligations reflected or reserved against in the Balance Sheet as of June 30, 1996 and current liabilities incurred in the ordinary course of business since the date thereof.

6.11 Brokers

      Except as set forth in the Schedule of Exceptions, the Seller has not retained, utilized, or been represented by any broker or finder in connection with the transaction contemplated by this Agreement.

6.12 Disclosure

     (a) The representations and warranties of Seller in this Agreement, and the reports filed with the Securities and Exchange Commission ("SEC") since January 1, 1995, taken as a whole and in light of the circumstances in which they were made, do not omit to state a material fact necessary to make the statements herein or therein, not misleading.

     (b) There is no fact known to Seller that has specific application to Seller (other than general economic or industry conditions) and that materially adversely affects the business, financial condition, or results of operations of the Seller (on a consolidated basis) that has not been set forth in this Agreement or reflected in the SEC filings of the Seller.

6.13 Consents of Third Parties

      Except as set forth in the Schedule of Exceptions, the Seller has no obligation to secure any consent from any third party in order to permit the consummation of the transaction contemplated by this Agreement.

7.   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller as follows:

7.1  Organization and Standing of Buyer

     The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Buyer has full power and authority under its Certificate of Incorporation and Bylaws and applicable laws to execute and
deliver   this  Agreement  and  to  consummate  the transactions
contemplated  hereby.   Buyer  has  taken  all  corporate action
necessary for the authorization, execution, and delivery of this Agreement and the other agreements and transactions contemplated herein, the performance of all obligations of Buyer hereunder and thereunder and the authorization and delivery of this Agreement and the other agreements contemplated herein, and this Agreement and the other agreements constitute valid and legally binding obligations of Buyer, enforceable in accordance with its and their terms.

7.2  No Conflict

     Neither the execution and delivery of this Agreement nor the consummation or performance of it will, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of (A) any provision of the organizational documents of Buyer, (B) any resolution adopted by the board of directors or the stockholders of Buyer, or (C) any mortgage, indenture, contract, agreement, instrument, judgment, decree or order, to which Buyer is bound or any statute, rule or regulations applicable to Buyer.

7.3  Purchase Entirely For Own Account
      This Agreement is made with Buyer in reliance upon Buyer's representation to the Seller, which, by Buyer's execution of this Agreement, Buyer hereby confirms, that the Preferred Stock to be received by the Buyer and the Common Stock issuable upon conversion of the Preferred Stock will be acquired for investment for Buyer's own account and not with a view to the distribution of any part thereof, and that Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same in a manner contrary to the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws.

7.4  Certain Proceedings

      There is no pending proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with this transaction. To Buyer's knowledge, no such proceeding has been threatened.

7.5  Investment Experience

      Buyer represents that it is an "accredited investor" as defined in Regulation D promulgated under the Act.

7.6  Restricted Securities

      Buyer  understands that the Preferred Stock and the Common
Stock issuable upon conversion of the Preferred Stock are characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from the Seller in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend
described in Section 7.7 below.   In this connection,  the  Buyer
represents that it is familiar with SEC Rule 144, as in effect, and understands the resale limitations imposed thereby and by the Act.

7.7  Legend

      It is understood that the certificates evidencing the Preferred (and the Common Stock issuable upon conversion of the Preferred Stock) may bear the following legends:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE
SOLD,   DISTRIBUTED,  ASSIGNED,  OFFERED,  PLEDGED  OR OTHERWISE
TRANSFERRED   UNLESS  (i)  THERE  IS  AN  EFFECTIVE REGISTRATION
STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS (IF
REQUIRED)   COVERING   ANY   SUCH  TRANSACTION   INVOLVING SAID
SECURITIES;  (ii) THIS CORPORATION RECEIVES AN OPINION  OF LEGAL
COUNSEL   FOR   THE   HOLDER  OF  THESE   SECURITIES REASONABLY
SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION; OR (iii) THIS CORPORATION OTHERWISE
SATISFIES   ITSELF   THAT  SUCH  TRANSACTION   IS   EXEMPT FROM
REGISTRATION.

      THE  SECURITIES  REPRESENTED BY THIS CERTIFICATE  ARE ALSO
SUBJECT  TO REDEMPTION BY THE COMPANY IN ACCORDANCE WITH ARTICLE
IX OF THE COMPANY'S ARTICLES OF INCORPORATION.

7.8  Residence

      For purposes of the application of state securities laws, the Buyer represents that it is a resident of Nevada.

7.9  No Seller Securities

      Neither Buyer nor any affiliate owns any debt or equity securities, including bank and trade debt, of the Seller.

8.   COVENANTS OF SELLER PRIOR TO CLOSING DATE

8.1  Access and Investigation

      Between  the  date of this Agreement and the Closing Date,
Seller   will   (a)   afford  Buyer  and   its   affiliates and
representatives full and free access to Seller's personnel, contracts, books and records, and other documents and data, (b) furnish Buyer with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer with such additional financial, operating, and other data and information as Buyer may reasonably request.

8.2  Operation of Seller's Business

      Between the date of this Agreement and the Closing Date, Seller will conduct its business only in the ordinary course of business.

8.3  Required Approvals

     As promptly as practicable after the date of this Agreement, Seller will make all filings required to be made by it in order to consummate this Agreement. Between the date of this Agreement and the Closing Date, Seller will, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required to make in connection with the purchase, and (b) cooperate with Buyer in obtaining all consents.

8.4  Notification

      Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller becomes aware of any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this
Agreement)   cause   or  constitute  a   breach   of   any such
representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

9.   COVENANTS OF BUYER

9.1  Approvals of Governmental Bodies

     As promptly as practicable after the date of this Agreement, Buyer will make all filings required to be made by it to consummate this Agreement. Between the date of this Agreement and the Closing Date, Buyer will cooperate with Seller with respect to all filings that Seller is required to make in connection with this Agreement, and cooperate with Seller in obtaining all required consents; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a governmental authorization.

9.2  Purchase of Additional Seller Securities

      Except as set forth in Section 4. of this Agreement, after the date hereof, the Buyer agrees that neither it nor any affiliate will purchase, directly or indirectly, before the earliest of (a) five years from the Closing Date or (b) the date when the number of shares of the Common Stock owned by John F Acres is less than 1,000,000 shares (adjusted for any stock splits or stock dividends after the date hereof), any debt or equity securities including bank and trade debt, of Seller without the prior written consent of Seller, such consent not to be unreasonably withheld. Notwithstanding this provision, the Buyer may at any time purchase additional equity securities of the Seller provided that Buyer shall not, without the consent of the Seller, own more than 20% of the then outstanding Common Stock of the Seller, including for calculation of the Buyer's interest, the shares of Common Stock into which the Preferred Stock owned by the Buyer is convertible at the time of such purchase.

9.3  Sale of Seller Securities

      Buyer shall not, without the prior written consent of Seller, such consent not to be unreasonably withheld, directly or indirectly sell, transfer, assign, exchange, convey, donate, pledge, hypothecate or otherwise dispose of any debt or shares of the Preferred Stock of Seller. Any such sale shall be of all shares of the Preferred Stock of Seller then owned by Buyer, and Seller shall have the right to purchase said securities on the same terms and conditions Buyer proposes to sell such securities to a third party. Seller shall have 30 days in which to approve any sale after receipt of written notice from Buyer (which shall contain the name of the buyer(s), price and terms) or in which to exercise its right to purchase said securities.

10.  COVENANTS OF SELLER AFTER THE INITIAL CLOSING DATE

      Until Buyer owns less than Ten Percent (10%) of the Preferred Stock or the shares of Common Stock into which such

Preferred is convertible, Seller hereby covenants and agrees as follows:

10.1 Financial Information

     Seller will furnish the following reports to Buyer:
     (a) Within 90 days after the end of each fiscal year, a balance sheet of Seller, as of the end of such fiscal year, and statements of operations, stockholders' equity and cash flows for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of reputable and recognized national standing selected by Seller;
(b)
Within 45 days after the end of each fiscal quarter, financial statements of Seller as at the end of such quarter (including a balance sheet, statements of operations, shareholders' equity and cash flows, in form prepared in accordance with generally accepted accounting principles
(except for the absence of accompanying notes and subject to normal year-end adjustments).
     (c) Copies of all filings made with the SEC, NASDAQ or any exchange on which Seller's securities are traded.

10.2 Maintenance of Insurance and Licenses

     Seller shall maintain insurance covering its operations that is customary in scope and amount for entities engaged in similar businesses. Seller shall maintain its trademarks, service marks, trade names, copyrights, proprietary information, licenses and rights necessary to its business as now conducted.

10.3 Compliance with Law

Seller will comply with all laws, statutes, governmental regulations, and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, or similar commands applicable to its business (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance).

10.4 Indemnification

      Seller will indemnify, defend and hold harmless each representative of Buyer that serves as a director of Seller who is a party to or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, from all liabilities arising therefrom, including attorneys' fees, judgments, fines and amounts paid in settlement actually incurred by the director in connection with any such action, suit or proceeding; provided, however, that the action of such director is not determined (by a final judicial determination) to have been the result of bad faith or deliberately wrongful conduct.

The director shall have the right to select counsel to defend such action, suits or proceedings, which counsel shall be reasonably acceptable to Seller. Seller will cause the Bylaws and Articles of Incorporation of Seller to contain provisions with respect to limitation of liability and indemnification of directors to the maximum extent permitted by law.

11.  TERMINATION

11.1 Termination Events

      This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) By either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

     (b) (i) By Buyer if any of the conditions in Section 5.2 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 5.3 has not been satisfied as of the scheduled Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the scheduled Closing;

     (c)  By mutual consent of Buyer and Seller; or

     (d) By either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 31, 1997, or such later date as the parties may agree upon.

11.2 Effect of Termination

      Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.1 and 12.13 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

12.  GENERAL

12.1 Expenses

     All expenses of the preparation, execution, and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements, shall be borne by the party incurring such expenses.

12.2 Notices

      All notices, demands, and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally, or if mailed by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, as follows:
If to the Seller, to:

Acres Gaming, Inc.
815 N.W. 9th Street
Corvallis, Oregon 97330
Attention:     John Acres, Chairman


with a copy to:

PERKINS COIE
1211 S.W. 5th Avenue, Suite 1500
Portland, OR  97204
Attention:     Patrick J. Simpson


If to the Buyer, to:

IGT
5270 Neil Road
Reno, Nevada 89502
Attention:     G. Thomas Baker, President/Chief Operating Officer
with a copy to:

IGT
5270 Neil Road
Reno, Nevada 89502
Attention:     Brian McKay, Vice President/General Counsel

12.3 Entire Agreement

      This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof, and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

12.4 Governing Law

      The validity and construction of this Agreement shall be governed by the laws of the State of Nevada.

12.5 Sections and Section Headings

      All enumerated subdivisions of this Agreement are herein referred to as "section" or "subsection." The headings of sections and subsections are for reference only and shall not limit or control the meaning hereof.

12.6 Assigns

      This Agreement shall be binding upon and inure to the benefit of the heirs and successors of each of the parties. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto.

12.7 Survival and Materiality of Representations and Warranties

      The representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby (in each case except as affected by the transactions contemplated by this Agreement) shall be deemed to have been relied on by the other parties hereto and shall survive the Closing and the consummation of the transactions contemplated hereby for a period of one year.

12.8 Further Assurances

      The Seller and the Buyer shall execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance of this Agreement, and each shall take all such further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

12.9 No Implied Rights or Remedies

      Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm, or corporation, other than the Seller and the Buyer and their respective shareholders, any rights or remedies under or by reason of this Agreement.

12.10     Counterparts

      This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.11     Jurisdiction; Service of Process

      Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of
Nevada,   County  of  Washoe,  or,  if  it  has  or  can acquire
jurisdiction, in the United States District Court for the District of Nevada, and each of the parties consents to the jurisdiction of such, courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

12.12     Severability

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and
effect.   Any  provision  of  this  Agreement  held  invalid or
unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.13     Confidential Information

       Any   information  concerning  Buyer  and  its affiliates
furnished to the Seller, or by Seller to Buyer, or any  of their
respective   officers,   attorneys,   accountants, consultants,
representatives   or   agents   (collectively,    such party's
"Representatives"),   in   connection   with   the transactions
contemplated  by this Agreement shall be treated as confidential
information.   The  party  so  furnished  the  information (the
"Recipient") shall not disclose such information and shall use its best efforts to keep its Representatives from disclosing such
information,   except  that  the  Recipient  may   disclose the
confidential information or portions thereof (i) to Recipient's Representatives who need to know such information for the purpose of advising the Recipient in connection with the transactions contemplated by this Agreement; (ii) if, at the time of the disclosure, the confidential information is generally available to and known by the public (other than as a result of disclosure
directly   or   indirectly   in  violation   of   any   duty of
confidentiality);   or   (iii)  if  the  information   has been
independently acquired or developed by the Recipient without violating a duty of confidentiality. To the extent that the Recipient or one of its Representatives may become legally
compelled   to   disclose   any  confidential   information not
encompassed by (i), (ii), or (iii) above, the Recipient or its Representative may disclose such information if the Recipient has used its commercially reasonable efforts, and has afforded the delivering party the opportunity, to obtain an appropriate protective order or other satisfactory assurance of confidential
treatment for the information required to be disclosed.   In the
event that the transactions contemplated by this Agreement are not consummated, the Recipient and its Representatives shall return to the delivering party all written information furnished by the delivering party.

12.14     No Publicity

      Except as provided herein, neither Buyer nor Seller shall make any public disclosure or publicity release pertaining to the existence of this Agreement or of the subject matter contained
herein   without  the  consent  of  the  other  parties hereto.
Notwithstanding the foregoing, each party shall be permitted to make such specific disclosures to the public or to governmental
agencies   as  its  counsel  shall  deem  necessary  to maintain
compliance with and to prevent violation of applicable federal or state laws. In the event that either party proposes to issue, make or distribute any press release, public announcement or other written publicity or disclosure prior to the Closing Date that refers to the transaction(s) contemplated herein, the party proposing to make such disclosure shall provide a copy of such disclosure to the other parties and shall afford the other parties reasonable opportunity (subject to any legal obligation of prompt disclosure) to comment on such disclosure or the portion thereof which refers to the transactions contemplated herein prior to making such disclosure.

      IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as an instrument under seal as of the date and year first above written.

SELLER:   ACRES GAMING INCORPORATED

          By:/s/ Joseph A. Huseonica

          Its:President


BUYER:    IGT

          By:/s/ G. Thomas Baker

          Its:President

                          SCHEDULE 6.0


6.6  Registration Rights

     Seller issued Ladenburg, Thalmann & Co. Inc. ("Ladenburg") a warrant dated October 9, 1995 (the "Warrant") to purchase 125,000 shares of Seller's common stock at a purchase price of $9.00 per share. Pursuant to Section 5 of the Warrant, Seller has granted Ladenburg demand registration rights, and piggy-back registration rights for the period from September 15, 1998 to September 15,
2000.   Seller must pay all expenses incurred in connection with
any registration pursuant to Section 5 of the Warrant, including attorneys' fees and expenses incurred in connection with such registration other than underwriting discounts and applicable transfer taxes.